Exhibit 1.1

Execution Version

MAGELLAN MIDSTREAM PARTNERS, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to $750,000,000

EQUITY DISTRIBUTION AGREEMENT

May 4, 2017

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	Mizuho Securities USA LLC 320 Park Avenue, 12th Floor New York, New York 10022

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, NY 10172

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, NE, 11th Floor Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 1002	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms this agreement (this “Agreement”) with RBC Capital Markets, LLC (“RBCCM”), Barclays Capital Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (each, a “Manager”, and collectively, the “Managers”) as follows:

SECTION 1: Description of Units. The Partnership may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $750 million (the “Units”) on the terms and subject to the conditions set forth herein. The Partnership agrees that, whenever the Partnership determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 hereof.

The Partnership has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-214963) on Form S-3, including a Base

Prospectus (as defined below), which specifically relates to Common Units which may be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Units. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2: Representations and Warranties of the Partnership Entities. The Partnership represents and warrants to, and agrees with, each Manager on and as of (i) the Execution Time, (ii) each date on which the Partnership executes and delivers a Terms Agreement, (iii) the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(vi)) and (v) each Bring-Down Delivery Date (as defined in Section 4(n)) (each such date listed in (i) through (v), a “Representation Date”), that:

(a) Effectiveness of the Registration Statement. The Registration Statement (a) has been prepared by the Partnership in conformity with the requirements of the Securities Act and the Rules and Regulations (as defined below); (i) has been filed with the Commission under the Securities Act; and (ii) is effective under the Securities Act. The Registration Statement, at the Execution Time, at each other Representation Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Copies of the Registration Statement and any amendments thereto have been delivered by the Partnership to the Managers by means of the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership, threatened by the Commission.

(c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. On date hereof, the Registration Statement conformed, and, as then amended or supplemented, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Securities Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Securities Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Partnership meets, and at the time the Registration Statement was originally declared effective the Partnership met, the applicable requirements of Form S-3 under the Securities Act.

(d) Free Writing Prospectuses. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act in accordance with the rules and regulations (the “Rules and Regulations”) of the Commission thereunder on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing requirements applicable to such Permitted Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained, in accordance with the Rules and Regulations all Permitted Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. Each Permitted Free Writing Prospectus, as of the date of first use and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the Partnership notified or notifies the Managers as described in Section 4(a), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(e) No Material Misstatements or Omissions. As of its date, the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each

Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Securities Act was made with a reasonable basis and in good faith; as of its date, the Prospectus does not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule A, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use therein.

(f) Formation and Qualification. The Partnership has been duly formed and is validly existing under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and Magellan GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), has been duly formed and is validly existing under the Delaware Limited Liability Company Act (the “DLLCA”). Attached hereto as Schedule C-1 is a listing of each of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”). Each of the Partnership’s Significant Subsidiaries has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed (such jurisdictions listed on Schedule C-1). Each of the Partnership, the General Partner and the Significant Subsidiaries (each a “Partnership Entity” and collectively, the “Partnership Entities”) has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease, as the case may be, and to operate its properties and conduct its business in which it is engaged, and is duly registered or qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such registration or qualification (all of such jurisdictions being listed on Schedule C-2 hereto), except where the failure to be so registered or qualified or in good standing would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, results of operations, or business prospects of the Partnership and its direct or indirect subsidiaries (collectively, the “Subsidiaries”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g) Authority. The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the

Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (as amended from time to time, the “Partnership Agreement”). All limited partnership, limited liability company or other action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken.

(h) Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the DRULPA) and will conform in all material respects to the description of the Common Units in the Registration Statement and the Prospectus; and except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Units or other equity security in the Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Partnership or any such convertible or exchangeable securities, rights, warrants or options.

(i) Ownership of the Outstanding Common Units. As of the date hereof, the Partnership will have no limited partner interests issued and outstanding other than 228,024,556 Common Units. All of such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the DRULPA).

(j) Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(k) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”). Such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such GP Interest free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for any Liens described in the Prospectus.

(l) Ownership of the General Partner. The Partnership owns 100% of the issued and outstanding membership interests in the General Partner. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, are fully paid (to the extent required by the limited liability company agreement of the General Partner) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA), and the Partnership owns such membership interests free and clear of all Liens, except for any Liens described in the Prospectus.

(m) Ownership of Interests; Significant Subsidiaries. All the outstanding equity interests of each Significant Subsidiary have been duly and validly authorized and issued in accordance with such Significant Subsidiary’s governing documents and are fully paid (in the case of any Significant Subsidiary that is a limited liability company, to the extent required by such Significant Subsidiary’s limited liability company agreement, and in the case of any Significant Subsidiary that is a limited partnership, to the extent required by such Significant Subsidiary’s agreement of limited partnership) and non-assessable (in the case of any Significant Subsidiary that is a limited liability company, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA, and in the case of any Significant Subsidiary that is a limited partnership, except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the DRULPA), and all outstanding equity interests of the Significant Subsidiaries are owned by the Partnership either directly or through wholly owned subsidiaries free and clear of all Liens, except for any Liens described in the Prospectus.

(n) No Violation. None of the (i) offering, issuance or sale of the Units by the Partnership, (ii) execution or delivery of this Agreement by the Partnership, (iii) consummation of the transactions contemplated by this Agreement, or (iv) application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus results in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any Lien upon any property or assets of the Partnership or any of its Subsidiaries pursuant to (A) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries is a party or by which any of them are bound or to which any of their respective properties is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (B) and (C), for such breaches, violations, defaults or Liens as would not, individually or in the aggregate, have a Material Adverse Effect, would not affect the validity of the Units, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement.

(o) No Default. No Partnership Entity is in violation of any provision of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents; neither the Partnership nor any of its Subsidiaries (i) is in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such entity or any of its properties or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement.

(p) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental or regulatory agency or body is required in connection with (i) the offering, issuance or sale of the Units, (ii) the execution or delivery of this Agreement (iii) the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Units), or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except for (A) such consents that have been obtained prior to the date hereof, (B) such consents that may be required under the Securities Act, the Exchange Act and the “blue sky” laws of any jurisdiction in connection with the purchase and distribution of the Units by the Managers in the manner contemplated herein and in the Prospectus (C) such consents that may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (D) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement.

(q) No Omitted Descriptions; Legal Descriptions. There is no legal or governmental proceeding pending or, to the knowledge of the Partnership, threatened or contemplated, against the Partnership or any of its Subsidiaries, or to which any such entity is a party, or to which any of their respective properties or assets is subject, that is required to be described in the Registration Statement or Prospectus, which are not described as required, and there is no franchise, contract, or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements included in or incorporated by reference into the Registration Statement and the Prospectus under the headings “Description of Our Common Units”, and “Description of Our Partnership Agreement”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and the discussions under the heading “Material Tax Considerations” in the Registration Statement and Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects

(r) Independent Accountants. Ernst & Young LLP, which has certified certain financial statements of the Partnership and its consolidated subsidiaries, the reports of which are incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and which has delivered the letter referred to in Section 6(f) hereof, is and has been, during the periods covered by the financial statements on which it reported, an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(s) Adequacy of Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Any summary selected historical financial information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto

(t) Absence of Certain Changes. The Partnership and its Subsidiaries (taken as a whole) have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent preliminary prospectus, any material loss or interference with their collective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect; and, since such date, (i) there has not been any change in the capitalization or long-term debt or the capitalization or consolidated long-term debt of the Partnership and its Subsidiaries, taken as a whole, or (ii) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than as described, set forth or contemplated in the Prospectus.

(u) Title to Properties. Each of the Partnership and its Subsidiaries owns or leases or has such other valid and enforceable rights to use all such assets and properties as are necessary to the conduct of its business and operations as described in the Prospectus, except as are described in the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that, with respect to pipeline rights-of-way, the Partnership represents only that neither the Partnership nor any Subsidiary has received any actual notice or claim from any owner of land upon which its pipeline is located (i) that any of such entities, as applicable, does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied as described in the Prospectus, (ii) which constitute valid claims that have not been satisfied by the applicable parties and (iii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Permits. Each of the Partnership and each of its Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its respective business and neither the Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(w) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business as now conducted or as proposed in the Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. No Partnership Entity is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(x) Investment Company Act. The Partnership is not and, after giving effect to the offering, issuance and sale of the Units pursuant to this Agreement, will not be, an “investment company” or a company “controlled by” an “investment company” as defined in the Investment Company Act of 1940, as amended.

(y) Tax Matters. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those which (i) if not paid, would not have a Material Adverse Effect, or (ii) are being contested in good faith. No tax deficiency has been determined adversely to any Partnership Entity which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to any Partnership Entity, could reasonably be expected to have) a Material Adverse Effect.

(z) Insurance. Each of the Partnership Entities carries, or is covered by, insurance in such amounts and covering such risks as is reasonably appropriate for the conduct of its business and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and no Partnership Entity has received notice of cancellation or non-renewal of such insurance.

(aa) No Labor Disputes. No labor disturbance by, or dispute with, the employees of the Partnership or its Subsidiaries exists or, to the knowledge of the Partnership is imminent or threatened, which could reasonably be expected to have a Material Adverse Effect, except as otherwise publicly disclosed.

(bb) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership or any of its Subsidiaries or its property is pending or, to the best knowledge of the Partnership, threatened that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of the Partnership’s obligations under this agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(cc) Employee Benefit Matters. The Partnership and the General Partner are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or the Partnership would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the General Partner or the Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(dd) Environmental Compliance. The Partnership and its Subsidiaries are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); and (ii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Partnership’s filings with the Commission or the Prospectus, neither the Partnership nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) Effect of Environmental Laws. In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or permits, licenses or approvals, related constraints on operating activities and potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(ff) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated Subsidiaries, is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of December 31, 2016, and (iii) are effective in all material respects to perform the functions for which they were established.

(gg) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, other than any significant deficiencies previously disclosed by the Partnership to the Managers and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) since that date, there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(hh) FCPA. None of the Partnership or any of its Subsidiaries, nor to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of any such entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, has made any direct or indirect unlawful payment from corporate funds to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-bribery or anti-corruption laws in any applicable jurisdiction, or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership or its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(jj) Office of Foreign Assets Control. None of the Partnership nor any of its Subsidiaries is and, to the knowledge of the Partnership, no director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities is currently the subject or target of any sanctions administered or enforced by the U. S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Partnership or its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Partnership nor any of its Subsidiaries will directly or indirectly use the proceeds from the sale of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk) No Prohibition on Dividends or Distribution. No Partnership Entity is currently prohibited, directly or indirectly, from (i) paying any dividends to the Partnership, (ii) making any other distribution on such entity’s capital stock or partnership or limited liability company interests, (iii) repaying to the Partnership any loans or advances to such entity or (iv) transferring any of such entity’s property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Prospectus.

(ll) No Broker’s Fees. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(mm) No Stabilization. No Partnership Entity has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(nn) Statistical and Market Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Partnership believes to be reliable and accurate.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the directors or officers of the General Partner, in its capacity as the general partner of the Partnership, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Execution Date.

(qq) Listing of the Units. On or prior to the Execution Date, the Units will have been approved for listing on the New York Stock Exchange.

(rr) Description of Securities. The Common Units, when issued and delivered in accordance with the terms of this Agreement, will conform, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(ss) Regulation M. The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 3: Sale and Delivery of Units. (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of Units, and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Partnership and the Managers on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Partnership Representatives”), has instructed any Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Partnership Representatives at such time) to make such sales and (B) the Partnership has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Partnership wishes to sell Units, the Partnership may sell Units through only one Manager and, if it determines to do so, the Partnership will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement or, together with all sales of Units under this Agreement, any minimum price below which sales of Units may not be effected) and any other limitations specified by the Partnership and mutually agreed by such Manager. On any Trading Day, the Partnership shall give at least one business day’s prior notice by telephone (confirmed promptly by electronic mail) to the Manager as to any change of the Manager through whom sales of Units as sales agent will be made. The Manager through whom sales of Units as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Partnership or its affiliates or to a trustee or other person acquiring Units for the accounts of such persons in which a Manager is acting for the Partnership in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell Units by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership and the performance by the Partnership of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated; provided, however, that the Managers shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Units on behalf of the Partnership may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Managers by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or Managers may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be mutually agreed upon by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) If acting as sales agent hereunder, each Manager shall provide written confirmation to the Partnership (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Units are sold pursuant to this Section 3(a) setting forth (i) the number of Units sold on such day, (ii) the Net Proceeds to the Partnership, and (iii) the compensation payable by the Partnership to such Manager with respect to such sales. At each Manager’s election and subject to the prior written consent of the Partnership, such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) (i) prior to September 5, 2017, will occur on the third business day that is also a trading day on the NYSE following the date on which such sales are made and (ii) on and after September 5, 2017, will occur on the second business day that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”).

On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default upon its obligation to deliver the Units on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Partnership shall (A) indemnify and hold such Manager harmless against any actual loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DTC for purposes of this Section 3(a)(vi).

(vii) At each Representation Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) hereof, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Units sold pursuant to this Agreement exceed the amount of Units authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the general partner of the Partnership, or a duly authorized committee thereof, and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(d) Each sale of the Units through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and letters of accountants pursuant to Section 4(n), (o) and (q), respectively, hereof.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Managers, sales effected pursuant to this Agreement may not be requested by the Partnership and need not be made by any Manager (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Partnership referenced in Section 4(q) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) no Manager will incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Partnership pursuant to a Terms Agreement.

(g) If any of the Partnership or the Managers has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 4: Covenants of the Partnership. The Partnership agrees with the Managers:

(a) During the period in which a prospectus relating to the Units is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), to notify the Managers by means of the Commission’s EDGAR system promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the

Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Units by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b) To pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(c) To promptly advise the Managers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Units)) to which the Managers shall have objected in writing.

(d) To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Partnership shall have made any amendments or supplements thereto) as the Managers may reasonably request; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(e) Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Units is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units and to provide the Managers with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f) To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, to prepare and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(g) To furnish such information as may be required and otherwise cooperate in qualifying the Units for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Managers of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h) The Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158, which may be satisfied by timely filing reports with the Commission on its EDGAR system.

(i) To apply the net proceeds from the sale of the Units pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j) At any time that the Partnership has instructed any Manager to sell Units pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or permit the registration under the Securities Act of any Common Units, in each case without giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Units pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof; or (iii) issue Common Units in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section (4)(j). In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(j), the Managers may suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Units under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers or sales agent sell Units on the same day.

(k) The Partnership will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

(l) To use its commercially reasonable efforts to maintain the listing of the Units on the NYSE.

(m) To advise the Managers promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(n) Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Units), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Managers forthwith a certificate at or promptly after each Bring-Down Delivery Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Units is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that the obligation of the Partnership under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o) To furnish or cause to be furnished forthwith to the Managers (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion and negative assurance letter of Latham & Watkins LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, and (ii) at or promptly after each Bring-Down Delivery Date triggered by the filing of the Partnership’s Annual Report on Form 10-K (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership (“Delaware Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Dates, Partnership Counsel and Delaware Counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Partnership under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p) At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), Andrews Kurth Kenyon LLP, counsel to the Managers, shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q) Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, and (iv) at the request of the Managers, to cause the Accountants, or other independent accountants satisfactory to the Managers, forthwith to furnish to the Managers a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Partnership under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r) That the Partnership acknowledges that each of the Managers may trade in Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement; provided, that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(s) If, to the knowledge of the Partnership, any condition set forth in Section 6(a) or 6(i) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(t) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid to the Managers by the Partnership with respect to sales of the Units pursuant to this Agreement during the period covered by the report.

(u) At or prior to each Bring-Down Delivery Date and from time to time as the Managers may reasonably request, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the accountants of the Partnership.

(v) To ensure that prior to instructing any Manager to sell Units, the Partnership shall have obtained all necessary limited partnership or limited liability company authority, as the case may be, for the offer and sale of such Units.

(w) If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Units remain unsold hereunder, the Partnership will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Units to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired registration statement relating to such Units and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing among the Partnership and the Managers, the Partnership agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Partnership’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Units on the NYSE, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s counsel and of the Partnership’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Partnership will reimburse the reasonable, documented, out of pocket fees, costs and expenses of external counsel to the Manager in connection with this Agreement and the transactions contemplated hereby.

SECTION 6: Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership as of each Representation Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offer or sale in any jurisdiction, or to the knowledge of the Partnership or any Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the reasonable judgment of the Managers.

(c) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion and negative assurance letter of Partnership Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit A hereto, dated as of such date.

(d) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of Delaware Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit B hereto, dated as of such date.

(e) On every date specified in Section 4(q) hereof, the Managers shall have received from the Accountants, in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.

(f) On every date specified in Section 4(n) hereof, the Managers shall have received a certificate to the effect that (i) the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date; provided, however, that such certificate may provide for such revisions to the representations in Section 2(f) and (i) as may be required to accurately reflect the matters covered therein as of the applicable Bring-Down Delivery Date (ii) the Partnership has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all limited partnership and limited liability company action, as the case may be, required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited partnership and limited liability company action.

(g) On every date specified in Section 4(p) hereof, the Managers shall have received an opinion and negative assurance letter of Andrews Kurth Kenyon LLP, counsel to the Managers, in form and substance satisfactory to the Managers, dated as of such date.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7: Indemnification and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless each Manager, its partners, employees, agents, members, directors and officers, any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Manager that has, or is alleged to have, participated in the distribution of Units, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the

Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership, in any road show as defined under Rule 433(h) under the Securities Act (a “road show”) or in any Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Partnership pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Partnership shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership shall not relieve the Partnership from any liability which the Partnership may have to such Manager or any such person or otherwise except to the extent the Partnership was materially prejudiced by such omission (through the forfeiture of substantive rights as defenses). The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership in connection with the defense of such Proceeding or the Partnership shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership, and paid as incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The

Partnership shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Partnership, the Partnership agrees to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Partnership to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Partnership agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Partnership of the aforesaid request, (ii) the Partnership shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Partnership shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership, its respective partners, employees, agents, members, the directors and each officer of the General Partner that signed the Registration Statement, each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Partnership or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use with reference to such Manager in the Prospectus, in any road show or in any Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Partnership or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, the Partnership or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such

Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Manager shall not relieve such Manager from any liability which such Manager may have to the Partnership or any such person or otherwise. The Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager or if there be a final judgment for the plaintiff, such Manager agrees to indemnify and hold harmless the Partnership and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Partnership, and the total commissions received by such Manager hereunder, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Partnership and each Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Partnership and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, the directors or officers of the General Partner or any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9: Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e) Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Email: equityprospectus@rbccm.com, Phone: (877) 822-4089, Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax 1-646-291-1469, Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel, J.P. Morgan Securities LLC, 383 Madison Avenue, 10th Floor, New York, NY 10179, Attention: Adam Rosenbluth, Phone: (212) 622-7027, Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, Attn: Paul Gaydos, SMBC Nikko Securities America, Inc., Email: smbcnyecm@smbcnikko-si.com, SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Fax: (404) 926-5872, Attention: Equity Syndicate and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; and, if sent to the Partnership, shall be delivered or sent to Magellan Midstream Partners, L.P., One Williams Center, Tulsa, OK 74172, Attention: Jeff Holman (email: Jeff.Holman@magellanlp.com; facsimile: (918) 574-7039), with a copy to Magellan Midstream Partners, L.P., One Williams Center, Tulsa, OK 74172, Attention: Suzanne Costin (email: Suzanne.Costin@magellanlp.com; facsimile: (918) 574-7039). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Partnership and the Managers and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Partnership hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units. The Partnership further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, the management, unitholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Unit Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

SECTION 15: Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19: Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

SECTION 20: Successors and Assigns. This Agreement shall be binding upon the Partnership and each Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.

SECTION 21: Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager.

If the foregoing correctly sets forth the understanding between the Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Manager. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ Aaron L. Milford
Name:	Aaron L. Milford
Title:	Senior Vice President and Chief Financial Officer

ACCEPTED as of the date
first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Michael Cormier
Name: Michael Cormier
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brad Epstein
Name: Brad Epstein
Title: Director

JEFFERIES LLC

By:	/s/ Mike Judlowe
Name: Mike Judlowe
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Mark Berti
Name: Mark Berti
Title: Managing Director

ACCEPTED as of the date
first above written

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M. H. Williams, II
Name: John M. H. Williams, II
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Schedule A

Permitted Free Writing Prospectuses

None.

Schedule B

Authorized Partnership Representatives

Aaron L. Milford

Jeff Holman

Jackson Coco

Schedule C

Schedule C-1

Significant Subsidiaries

Name	Jurisdiction of Organization
Magellan Pipeline Company, L.P.	Delaware

Magellan OLP, L.P.	Delaware

Magellan Terminals Holdings, L.P.	Delaware

Magellan Asset Services, L.P.	Delaware

Magellan Pipeline Terminals, L.P.	Delaware

Magellan Crude Oil Pipeline Company, L.P.	Delaware

Schedule C-2

Formation and Qualification

Name	Jurisdictions in which Qualified to do Business as Foreign Entity
Magellan Midstream Partners, L.P.	Alabama, Arkansas, Colorado, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin

Magellan GP, LLC	Arkansas, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan Pipeline Company, L.P.	Arkansas, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin, Wyoming

Magellan OLP, L.P.	Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan Terminals Holdings, L.P.	Alabama, Arkansas, Connecticut, Georgia, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan Asset Services, L.P.	Alabama, Arkansas, Colorado, Georgia, Iowa, Kansas, Minnesota, Mississippi, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Dakota, Tennessee, Texas, Virginia, Wyoming

Magellan Pipeline Terminals, L.P.	Colorado, Iowa, Kansas, Minnesota, Missouri, Oklahoma and Texas

Magellan Crude Oil Pipeline Company, L.P.	Oklahoma, Texas

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), RBC Capital Markets, LLC and Barclays Capital Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (each, a “Managers”, and collectively, the “Managers”) dated May 4, 2017 (the “Agreement”), I hereby request on behalf of the Partnership that [            ] sell up to [            ] common units representing limited partnership interests in the Partnership (the “Units”) at a minimum market price of $[        ] per Unit between [            ], 20[        ] and [            ], 20[        ]. [There shall be no limitation on the number of Units that may be sold on any one (1) day.][No more than [            ] Units may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:	[ ]
Title:	[ ]

Exhibit A

FORM OF OPINION OF PARTNERSHIP COUNSEL

1. The Partnership is a limited partnership under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the following States: Alabama, Arkansas, Colorado, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin. The General Partner is a limited liability company under the DLLCA with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus.

2. The General Partner is the record holder of a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

3. The Partnership is the record holder of a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and, under the DLLCA, the Partnership will have no obligation to make further payments for its purchase of membership interests or contributions to the General Partner solely by reason of its ownership of the membership interests or its status as sole member of the General Partner, and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner.

4. The Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement have been duly authorized by all necessary limited partnership and limited liability company action, as applicable, of the Partnership and the General Partner and, when the Units have been duly registered on the books of the transfer agent and registrar therefore in the name or on the behalf of the purchasers and issued to and paid for by you and the other Managers in accordance with the terms of the Equity Distribution Agreement, will be validly issued and free of pre-emptive rights arising from the Governing Documents1. Under the DRULPA and the Partnership Agreement, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership, solely by reason of the Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

5. The execution and delivery of the Equity Distribution Agreement and the issuance and sale of the Units by the Partnership to you pursuant to the Equity Distribution Agreement do not on the date hereof:

(A) violate the provisions of the Governing Documents; or

(B) result in the breach of or a default under any of the Specified Agreements2; or

[1]	“Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership, the Partnership Agreement, the amended and restated certificate of formation of the General Partner and the GP LLC Agreement.
[2]	“Specified Agreements” will cover all agreements filed as exhibits to the Registration Statement, including agreements filed as exhibits to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016.

(C) violate any federal or New York statute, rule or regulation applicable to the Partnership, or the DRULPA or the DLLCA; or

(D) require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Partnership, the DRULPA or the DLLCA on or prior to the date hereof that have not been obtained or made.

6. The execution, delivery and performance of the Equity Distribution Agreement have been duly authorized by all necessary limited partnership and limited liability company action, as applicable, of the Partnership and the General Partner and the Equity Distribution Agreement has been duly executed and delivered by the Partnership.

7. The statements included in the Registration Statement and Prospectus under the captions “Description of Our Common Units,” “Cash Distributions” and “Description of Our Partnership Agreement,” insofar as they purport to describe or summarize legal matters, agreements, or documents discussed therein or certain provisions of the Units or the Indenture are accurate summaries or descriptions in all material respects.

8. The Registration Statement has become effective under the Act. With your consent based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at Eastern Time on , 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Securities Act, the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Securities Act.

9. The Registration Statement at as of its most recent effective date, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10. The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with the Equity Distribution Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

FORM OF NEGATIVE ASSURANCE BY PARTNERSHIP COUNSEL

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 7 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement and Prospectus, we reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership and the General Partner, the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and the General Partner and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the its most recent effective date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents.

FORM OF TAX OPINION BY PARTNERSHIP COUNSEL

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as Exhibit 8.1 to the current report on Form 8-K of the Partnership dated May 4, 2017, is confirmed, and you may rely upon such opinion as if it were addressed to you and dated the date hereof.

Exhibit B

FORM OF OPINION OF DELAWARE COUNSEL

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

2. The Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of September 28, 2009, as amended by Amendment No. 1 thereto, constitutes a valid and binding agreement of the Partnership, and is enforceable against the Partnership, in its capacity as a member of the General Partner, in accordance with its terms.